As  filed with the Securities and Exchange Commission on July ____,  2012

File No. _________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Global Energy, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	112511	45-4349842

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

215 South Riverside Drive, Suite 12 Cocoa, Florida 32922 (321) 684-5721

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry Douglas West, Esq. 215 South Riverside Drive, Suite 12 Cocoa, Florida 32922 (321) 636-5804 (321) 632 7632 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the  following box: [x]

If this Form is filed to register additional securities for an offering pursuant to  Rule  462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective  registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the  Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same  offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an  accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated  filer [ ]  Non-accelerated  filer [ ] (Do not check if  a  smaller reporting company)     Smaller  reporting company [x]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount
	Be	Price	Offering	of
Title of Securities to be Registered	Registered	Per Share	Price	Fee

Units each consisting of one share of common
stock, one Class A warrant and one Class B warrant	200,000	$5.00	$1,000,000	$114.60
(a) common stock	200,000	---	---	---
(b) Class A warrant to purchase common stock	200,000	---	---	---
(c) common stock underlying Class A warrants	200,000	$5.50	$1,100,000	$126.06
(d) Class B warrant to purchase common stock	200,000	---	---	---
(e) common stock underlying Class B warrants	200,000	$6.00	$1,200,000	$137.52
________________________________________	_________	__________	______________	____________
Total			$3,300,000	$378.18

(1)  Estimated solely for purposes of calculating the registration fee pursuant to  Rule 457(c) under the Securities Act of 1933, as amended.   Prices are based on the higher of the exercise or conversion price or the offering price of the common  stock herein solely for purposes of computing the amount of the registration  fee  in accordance with Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus  is not an offer to sell these securities and is not soliciting an offer to  buy  these securities in any state where the offer or sale is not  permitted.  We are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

Subject to completion, dated February _____, 2012

The information in this preliminary prospectus is not complete and may be changed. We may  not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

New Global Energy, Inc.

200,000 Units

                We are offering 200,000 Units, each consisting of one share of common stock, one warrant to purchase on share of common stock for $5.50 for the period ending one year from date of issue and one warrant to purchase one share of common stock for $6.00 during the period ending three years from date of issue,  of New Global Energy, Inc.

                Prior to this offering, no public market has existed for shares of our common stock. There is no assurance that a trading market for the shares of our common stock will ever develop. The transferability of our shares and warrants may be limited under state law because we do not intend to qualify this offering under state law until 30 days prior to completion of this offering, which may not occur for a year.

                The offering will remain open until June 30, 2013, unless the maximum proceeds are received earlier or we decide to stop selling our securities. There is no required minimum number of shares to be sold.  Because there is no minimum amount of shares that must be sold, we may receive no proceeds or very little proceeds from this offering.

                The offering is being made directly by us through our officers and directors who will not receive any compensation for such sales.

Price Table		Total proceeds before expenses assuming sale of

	Per Unit	50,000 units 25%	100,000 units 50%	200,000 units 100%

Public offering price	$5.00	$250,000	$500,000	$1,000,000

                This investment involves a high degree of risk and substantial dilution. You should purchase units only if you can afford a complete loss of your investment. We strongly urge you to read the entire prospectus. YOU SHOULD CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS"  FOR A DESCRIPTION OF THE SIGNIFICANT RISKS INVOLVED IN OUR BUSINESS AND IN PURCHASING OUR SECURITIES BEFORE MAKING ANY INVESTMENT DECISIONS. No escrow or trust account will be established. Your funds are to be paid directly to us. At the time of subscribing, you will not be able to know how many shares other investors will purchase.

                The information in this prospectus is not complete and may be changed. We are not permitted to sell the units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state in which the offer or solicitation is not permitted.

                Brokers or dealers effecting transactions in the securities being offered pursuant to this prospectus should confirm that the securities are registered under applicable state law or that an exemption from registration is available.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2012.

New Global Energy, Inc.

Dealer Prospectus Delivery Obligation

Until twelve months from the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

Our Company

                New Global Energy, Inc. (“NGE” or the “Company”) is focused on the development of it Global Energy Plantation (“GEP”) using its Global Cell concept which combines alternative energy production, sustainable agriculture and aquaculture.   It uses non centralized power plants, primarily concentrated solar power (CSP),  Jatropha based biofuels and aquaculture operations to produce power for its own use and to feed into the power grid serving local power needs while producing farm grown fish and shrimp as food products.  NGE is a development stage company with executive offices located in Brevard County, Florida.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (January 24, 2012) through January 30, 2012, report no revenues and a net loss of $199.  Our independent registered public accountant has issued an audit opinion for New Global Energy, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

New Global Energy, Inc. is a development stage company and has had limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.   Since there is no minimum amount of shares that must be sold by the Company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:  has not received enough proceeds from the offering to begin operations; and has no market for its shares.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company has no plan, agreement, arrangement or understanding to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.  Similarly, the Company’s officer and directors, the Company promoters, and their affiliates, do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting issuer under the Securities Exchange Act of 1934, as amended.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Offering

Securities offered by us:	Up to 200,000 Units including one share of common
Stock and two warrants, one at $5.50 and one at $6.00
Price:	$5.00 per unit
Common stock outstanding prior to registration	1,750,000
Statement:
Common stock outstanding after the offering:	1,800,000 if 25% of offering is sold
1,850,000 if 50% of offering is sold
1,950,000 if 100% of offering is sold
Percentage of common stock outstanding after	97.2% if 25% of offering is sold
the offering to be held by executive	94.59% if 50% of offering is sold
officers- directors:	89.74% if 100% of offering is sold
As a result, existing shareholders will
exercise control over our direction.
Terms:	No minimum amount required to be sold before we
use the offering proceeds.
The offering will terminate no later than twelve months
from the effective date hereof
Plan of distribution:	We will attempt to sell our securities without an
underwriter. They will be offered for sale by our
Officer and directors.

                Unless otherwise specifically stated, information throughout this prospectus assumes 200,000 Units will be sold .

                There is no public market for our common shares and warrants and there can be no assurance that a public market for our common stock and warrants will ever develop.  Without a public market, there will be no liquidity in your investment in our securities which means that you may be unable to resell your common shares and warrants, and if you are able to resell them, you may not be able to recover your investment.

Use of Proceeds

                For development expenses for aquaculture and jatropha farming operations including general and overhead expenses; and assuming all shares are sold, for acquisition of equipment and location leases. (See Use of Proceeds)

Summary Financial Data

            The following summary ﬁnancial data should be read in conjunction with our ﬁnancial statements, including notes, and other ﬁnancial information included elsewhere in this prospectus. The

ﬁnancial information as of January 31, 2012 is not necessarily indicative of results that may be expected for the entire year.

The following table sets forth our selected ﬁnancial data for the period ending January 31, 2012.

Statement of operations data

For the period

January 20, 2012

(inception) through

January 31, 2012

Revenue from operations

$        0

Total costs and expenses

      199

Net loss

     (199)

Net loss per common share outstanding

     (NIL)

Weighted average shares outstanding   1,750,000

Balance sheet data

As of

January 31, 2012

Current assets

$ 6,750

Working capital

   6,750

Total assets

   6,750

Total liabilities

     199

Total stockholders' equity

   1,551

RISK FACTORS

                Please carefully consider these risks. Our securities should only be considered for purchase if you can afford the risk of losing your entire investment. Prior to purchasing our securities, prospective investors should carefully consider the following risk factors:

Any significant fluctuation in price of feed, water and or electric power may have a material adverse effect on the cost of our products and the profitability of our operations.

The prices for the raw materials, fertilizer products, electric power and water that are used in our fish farming and in our Jatropha farming operations are subject to market forces largely beyond our control.  The prices for these raw materials and energy may fluctuate significantly based upon changes in these forces. If we are unable to pass any raw material price increases through to our customers, we could incur significant losses and a diminution of the market price of our common stock.

Adverse weather conditions could reduce production of our products.

The amount of production from our agricultural operations fluctuates significantly with weather conditions in any given growing season resulting in varying revenue.   If any natural disasters, such as snowstorm, flood, drought, hail, tornadoes or earthquakes, occur, production of our products would likely be reduced.

We are a development stage company and have not generated revenue, and our business will not succeed if we are unable to successfully commercialize our renewable biofuel feedstock.

We are a development stage company with a limited operating history. We have not yet commercialized our renewable fuels and have not generated revenue. We are subject to the substantial risk of failure facing businesses seeking to develop new products. Certain factors that could, alone or in combination, prevent us from successfully commercializing our products include:

a.

technical challenges developing our commercial-scale production platform and processes that we are unable to overcome;

b.

our ability to finance the acquisition and/or construction of our first facility, as well as any other future commercial production facilities, including securing private or public debt and/or equity financing, project financing and/or federal, state and local  government incentives;

c.

our ability to fully integrate all elements of our technology and achieve commercial-scale production of renewable fuels and power on a cost-effective basis and in the time frame we anticipate;

d.

our ability to secure and maintain customers to purchase any renewable fuels, power and aquaculture products we produce from our planned commercial production facilities;

e.

our ability to enter into licensing agreements or joint ventures on favorable terms, or at all;

f.

actions of direct and indirect competitors that may seek to enter the renewable fuels in competition with us; and

g.

our ability to obtain, maintain and protect the intellectual property rights necessary to conduct our business.

We have a limited  history and we expect significant increases in our costs and expenses to result in continuing losses as we seek to commercialize our renewable fuels and agricultural products.

We have no experience producing renewable fuels at a commercial-scale or in building the facilities necessary for such production, and we will not succeed if we cannot effectively scale or integrate our proprietary technology platform.

We must integrate and apply our technology at commercial-scale to produce renewable fuels, power and aquaculture products on an economically viable basis. Such production will require that our  technology platform design be scalable from our planned demonstration facility to commercial production facilities. We have not yet identified sites, begun construction of or operated a commercial-scale production facility, and our technology may not perform as expected when applied at the scale that we plan or we may encounter operational challenges for which we are unable to devise a workable solution. In particular, we cannot assure you that any production facility will be completed on the schedule or within the budget that we intend, or at all.  If and when we are able to complete our first facility, it may not produce and process power or aquaculture products at anticipated levels or produce our renewable fuels at acceptable volumes. As a result of these risks, we may be unable to achieve commercial-scale production in a timely manner, or at all. If these risks materialize, our business and ability to commercialize our technology would be adversely affected.

Competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that compete with ours or may use their greater resources to gain market share at our expense.

Our ability to compete successfully will depend on our ability to develop proprietary technologies that produce renewable fuels, power and aquaculture products at commercial-scale and at costs below the prevailing market prices. Some of our competitors have substantially greater production, financial, research and development, personnel and marketing resources than we do.  In addition, certain of our competitors may also benefit from local government programs and incentives that are not available to us. As a result, our competitors may be able to develop competing and/or superior technologies and processes, and compete more aggressively and sustain that competition over a longer period of time than we could. Our technologies and products may be rendered uneconomical or otherwise obsolete by technological advances or entirely different approaches developed by one or more of our competitors. As more companies develop new intellectual property in our markets, the possibility of a competitor acquiring patent or other rights that may limit our products or potential products increases, which could lead to litigation.

In addition, various governments have recently announced a number of spending programs focused on the development of clean technology, including alternatives to petroleum-based fuels and the reduction of carbon emissions. Such spending programs could lead to increased funding for our competitors or the rapid increase in the number of competitors within those markets.  Our limited resources relative to some of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and market share, adversely affect our results of operations and financial position, and prevent us from achieving or maintaining profitability.

Changes in government regulations, including mandates, tax credits, subsidies and other incentives, could have a material adverse effect upon our business, financial condition and results of operations.

The market for renewable fuels is heavily influenced by federal, state, local and foreign government regulations and policies. Changes to existing, or adoption of new, federal, state, local and foreign legislative and regulatory initiatives that impact the production, distribution or sale of renewable fuels may harm our business.

We have a very short operating history upon which you can evaluate our company.

              We are a newly organized development stage corporation, having been incorporated on January 24, 2012, and have no operating history from which to evaluate our business and prospects. There is no assurance that our future proposed operations will be implemented, let alone successfully, or that we will ever have profits. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations, including, but not limited to, operational difficulties and capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these and other difficulties should be considered.

Because we are selling the offering without making any arrangements for escrow of the proceeds, if we only sell a small number of units, our ability to pursue our business plan would be significantly diminished and it would be very difficult, if not impossible, for us to be profitable.

                There is no minimum-offering amount that we must sell before we use the proceeds of the offering. Funds tendered by prospective purchasers will not be placed in escrow, but will be available for use by us immediately upon acceptance, for the purposes and in the amounts as estimated in the section of this prospectus entitled "Use of Proceeds." Lack of an escrow arrangement could cause greater risk to the investors in the event that insufficient capital is raised in the offering. No commitment exists by anyone to purchase all or any part of this offering.

There is no underwriter for this offering so we cannot be sure as to the amount of capital we will raise.

                There is no underwriter for this offering. Therefore, you will not have the benefit of an underwriter's due diligence efforts which would typically include underwriter involvement in the preparation, investigation and verification of the information for disclosure and in the pricing of the securities being offered, as well as other matters. Because we do not have any experience in the public sale of our common stock, investors may not be able to rely on our ability to consummate this offering. Accordingly, there can be no assurance as to the number of units that may be sold or the amount of capital that may be raised by this offering.

Because of state securities registration requirements, the transferability of our securities may be affected.

                The purchasers of our securities will be able to resell such securities in the public market only if securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. The value and transferability of our securities may be significantly adversely impacted if the securities are not qualified or exempt from qualification in the jurisdictions in which any prospective purchaser of the securities then resides.

In the event our common stock share price is less than $5.00, penny stock regulation may restrict the marketability of our securities and cause the price of our securities to decline.

                The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. If our stock price declines to below $5.00, our common stock will be subject to rules that impose additional sales practice requirements on broker-dealers. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase and a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Also, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and may affect the price at which such purchasers can sell any such securities.

Because our management at its discretion may borrow funds for us without stockholder approval, the value of our shares may decline.

                Our management has the right, in his sole discretion, to borrow funds on our behalf. Our sole officer-director does not require stockholder approval prior to borrowing. Our assets may be used as collateral for borrowings. If we have difficulty repaying these borrowings out of our working capital, we may be forced to liquidate assets at an inappropriate time or default. In the event of a default, our lender may dispose of collateral to the detriment of our business and the value of our shares may decline and the equity of our stockholders may be reduced or eliminated.

We expect to rely to a significant extent on third parties to design, engineer and construct our commercial production facilities and to provide certain technologies, and actions by these third parties may adversely affect the commercialization and market acceptance of our technology platform.

    Our use of third parties reduces our control over our facilities and exposes us to certain risks. For example, our operations could be materially disrupted if we lose one of these third parties or if one of our third-party service or technology providers experiences a significant interruption in its business and is unable to perform. If it is necessary to replace any third-party service or technology provider, we may need to incur additional costs. If any of these third-party service or technology providers do not fulfill their contractual duties, meet expected deadlines or provide quality technologies, we may not be able to meet our obligations to our future customers, joint venture partners or licensees, which could result in damage to our reputation and adversely affect our business and results of operations. We may also rely on other third parties to assist in the sale of our renewable fuels and chemicals. These third parties may not be effective at selling our products. If the third parties we rely on to sell our renewable fuels and chemicals do not fulfill their contractual duties or perform effectively, our business, results of operations and financial condition could be materially and adversely affected. Further, if we rely on a single or small number of third-party service or technology providers, we will be exposed to the credit risk of those third parties.

Loss of key personnel, including key management personnel, engineers and other technical personnel, or failure to attract and retain additional personnel could harm our product development programs, delay the commercialization of our technology platform and harm our research and development efforts and our ability to meet our business objectives.

Our business spans a variety of disciplines and requires a management team and employee workforce that is knowledgeable in the many areas necessary for our operations. The loss of any key member of our management, or key scientific, engineering, technical or operational employees, or the failure to attract or retain such employees, could prevent us from developing and commercializing our technology platform and executing our business strategy. We may be unable to attract or retain qualified employees in the future due to the intense competition for qualified personnel among refining, alternative and renewable fuel and chemical businesses, or due to the unavailability of personnel with the qualifications or experience necessary for our business. In particular, our process development endeavors depend on our ability to attract and retain highly skilled technical and operational personnel with particular experience and backgrounds. Competition for such personnel from numerous industries, companies and academic and other research institutions may limit our ability to hire individuals with the necessary experience and skills on acceptable terms. In addition, we expect that the successful execution of our strategy of constructing multiple commercial production facilities, including through joint ventures, to bring our products to market will require the expertise of individuals experienced and skilled in managing complex, first-of-kind capital development projects.

Each of our employees is an at-will employee, which means that either the employee or we may terminate their employment at any time. If we are unable to attract and retain the necessary personnel to accomplish our business objectives, we may experience staffing constraints that will adversely affect our ability to commercialize our technology platform, meet the demands of our potential customers in a timely fashion or support our internal research and development programs, which could impair our ability to meet our business objectives and adversely affect our results of operations and financial condition.

Severe weather, natural or man-made disasters and accidents could disrupt normal business operations at our  future commercial production facilities, which could have a material adverse effect on our business, financial condition and results of operations.

Our  facilities may also be located in areas susceptible to natural disasters, such as hurricanes, wildfires, earthquakes and floods. Natural or man-made disasters could damage our production facilities, require us to temporarily shut down our facilities or otherwise significantly disrupt our operations, including the supply of feedstock to our facilities and the transportation of our renewable fuels or chemicals from our facilities. In addition, environmental pollution could result from any such natural disasters. We may not carry sufficient business insurance to compensate us for losses that may occur as a result of natural disasters. Any resulting losses, damages or claims could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to risks inherent in the production of renewable fuels, and we could be subject to liabilities for which we are not fully insured or that are not otherwise mitigated.

We expect to maintain property, general liability, casualty and other types of insurance that we believe will be in accordance with customary industry practices. However, we may not be fully insured against all potential hazards incident to our business, including losses resulting from natural disasters, war risks or terrorist acts, and we are not insured against environmental pollution. Changes in insurance market conditions have caused, and may in the future cause, premiums and deductibles for certain insurance policies to increase substantially and, in some instances, for certain insurance to become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, we might not be able to finance the amount of the uninsured liability on terms acceptable to us or at all, and might be obligated to divert a significant portion of our cash flow from normal business operations.  Further, our business strategy involves the licensing of our technology platform. Hazardous incidents involving our licensees, if they result or are perceived to result from use of our technologies, may harm our reputation, threaten our relationships with other licensees and/or lead to customer attrition and financial losses. While we expect to limit these risks through contractual limitations of liability and indemnities and through insurance coverage, we may not always be successful in doing so. If a hazardous incident involving one of our licensees occurs, our financial condition and results of operation would be adversely affected, and other companies with competing technologies may have the opportunity to secure a competitive advantage.

We may incur significant costs complying with environmental laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

Our operations, including the production of renewable fuels and agricutlureal products, are subject to various federal, state, regional, local and foreign environmental, health and safety laws, regulations and permitting requirements, including the Clean Air Act, or CAA, and the Clean Water Act, or CWA. These laws, regulations and permitting requirements may restrict our emissions, affect our ability to make changes to our operations, and otherwise impose limitations on or require controls on our operations. In addition to costs that we expect to incur to achieve and maintain compliance with these laws, new or more stringent CAA or CWA standards or other environmental requirements in the future also may limit our operating flexibility or require the installation of new controls at our facilities.

Joint ventures, joint development arrangements and other strategic collaborations could result in operating difficulties, dilution to stockholders, liabilities and other adverse consequences.

Our business strategy contemplates the possibility of employing joint ventures to drive market penetration of our technologies and strategic partnerships to accelerate the development of our technology. In that context, we expect to evaluate and consider a wide array of potential strategic transactions. At any given time, we may be engaged in discussions or negotiations with respect to one or more of these types of transactions. Any of these transactions could be material to our financial condition and results of operations. We may face difficulties with respect to these transactions, including:   a.  diversion of management time, including a shift of focus from operating our first commercial production, to issues related to administering and operating our strategic transactions;  b. the lack of full control over aspects of our strategic transactions, particularly with respect to any production facilities that we do not wholly own;  c.  the need to implement controls, procedures and policies appropriate for a public company at joint ventures and other strategic partnerships; and   d.  liability for activities of joint ventures, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

Moreover, we may not realize the anticipated benefits of any or all of our strategic transactions, or we may not realize them in the time frame expected. Future strategic transactions may require us to issue additional equity securities, spend a substantial portion of our available cash, or incur debt or liabilities, amortize expenses related to intangible assets or incur write-offs of goodwill, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders.

Our commercialization strategy relies in part on third parties, and therefore the successful commercialization of our technology platform will be dependent on such third parties performing satisfactorily.

We expect to collaborate with third parties to fund, build, develop and operate future commercial-scale facilities that use our proprietary technology platform. Our reliance on third parties would reduce our control over the funding and construction of these facilities and the production and sale of the renewable fuels produced using our technology, including the operating costs of the facilities, which will expose us to certain risks. These facilities will be first-of-kind projects, and we cannot assure you that our collaborators will be able to complete construction on schedule, effectively operate our proprietary technology platform or produce renewable fuels and chemicals of sufficient quality at high enough yields and low enough costs to be profitable. If and when these facilities are completed, we may have limited or no control over the amount or timing of resources that our collaborators commit to our collaboration. Our collaborators may experience a change of policy or priorities or may fail to perform their obligations as expected. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our collaborators may not devote sufficient resources to the manufacturing, marketing or sale of renewable fuels and chemicals produced using our proprietary technology platform. Moreover, disagreements with a collaborator regarding strategic direction, economics of our relationship, intellectual property or other matters could develop, and any such conflict could reduce our ability to enter into future collaboration agreements and negatively impact our relationships with one or more existing strategic collaborators. In addition, our collaborators may also pursue competing technologies that may ultimately prove more compelling than ours. If any of these events occur, we may not be able to successfully commercialize our technology platform. Additionally, our business could be negatively impacted if any of our collaborators undergoes a change of control. If any of our collaborators fails to perform up to the obligations set forth in our agreements with them, our business and prospects could be materially and adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" and elsewhere in this prospectus, including the exhibits hereto.

        Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to:

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growth in the market for bottled water relative to municipal tap water or other beverages;

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changes in the competitive environment in our industry and the markets we serve, including increased competition from other bottled water producers;

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consumer perception of the safety of our water;

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the impact of laws and governmental regulations;

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unusually adverse weather conditions and natural disasters including tornados and earthquakes;

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changes in general economic and financial market conditions;

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our ability to leverage our existing infrastructure to achieve growth while limiting the need for additional capital expenditures;

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effectively adapting to new challenges associated with our expansion into new geographic markets;

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disruptions in our bottling systems or distribution network;

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our inability to introduce new products successfully;

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our inability to successfully integrate or realize the benefits of future acquisitions and investments;

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increases in the cost of borrowings and limitations on availability of debt or additional equity capital; and

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our inability to hire or retain the talent required for our business.

All forward-looking statements are necessarily only estimates of future results and actual results may differ materially from expectations. The foregoing examples should not be construed as exhaustive and you are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. In particular, you should consider the numerous risks described in the "Risk Factors" section of this

USE OF PROCEEDS

                Assuming an offering price of $5.00 per unit, if we sell all 200,000 units being offered, we estimate that we will receive net proceeds, after the estimated expenses of the offering, of $825,000. If less than the maximum number of units is sold, we will receive less. There is no assurance that we will receive sufficient proceeds to cover the cost of the offering.

                The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved: 25%, 50%, and 100%. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering.

Percentage of Offering Completed:	25%	50%	100%

Units sold	50,000	100,000	200,000

Gross Proceeds	$ 250,000	$ 500,000	$ 1,000,000
Offering Costs	100,000	125,000	175,000

Net Proceeds	$ 150,000	$ 375,000	$ 825,000

Application of proceeds:
Energy Cell Development	$ 80,000	$ 100,000	$125,000
Working Capital	70,000	125,000	350,000
Purchase equipment and Leases		150,000	350,000

Total	$ 150,000	$ 375,000	$ 825,000

                If we do not sell the maximum number of shares offered, there will be an impact upon our operations. If the proceeds of this offering are insufficient to enable us to develop our business, we may have to borrow funds from banks and other lenders or make other financial arrangements, including but not limited to the sale of additional securities in order to identify, purchase develop and operate  Energy Cell properties. No assurance can be given, however, that any such loans or arrangements will successfully be made or that any such funds will be available to us, let alone on reasonable terms.

    Offering costs may include a commission of 10% which may be paid to registered broker dealers in the event that any independent sales of units of this offering are made by such registered broker dealer.   The Company is acting as its own underwriter and no agreement has been made with any broker dealer concerning sales of these securities.  To the extent the offering is sold by officers and directors of the Company, commissions will not be paid and the Net Proceeds of the Offering would increase by any commissions not paid.

                The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

                Based upon current plans and assumptions relating to our plan of operation and assuming the sale of at least 50% of the offering or  100,000 units, we anticipate that the proceeds of this offering will satisfy our capital requirements for a period of approximately 12 months following completion of this offering. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

                Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

                We have never declared or paid any cash dividends on our capital stock. We presently intend to reinvest earnings to develop and expand our business and, therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of cash dividends in the future will be at the discretion of our sole officer-director and will depend upon our earnings, capital requirements and financial position, general economic conditions and other pertinent factors.

DETERMINATION OF OFFERING PRICE

                As no underwriter has been retained to offer our shares, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $5.00 per unit. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock and warrants. Although we considered our lack of operating history; the proceeds to be raised by the offering; the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; the applicability of securities rules and regulations governing a "penny stock" which is generally defined as priced below $5.00; our belief in the future economic prospects of the Company; and our relative cash requirements, ultimately the offering price was determined arbitrarily.

DILUTION

A company's net tangible book value per share consists of its total tangible assets minus its total liabilities, divided by the total number of shares of common stock outstanding. As of January 31, 2012, we had a net tangible book value of $1,551.00 or approximately $.0008 per share.

As of January 31, 2012, after adjusting for the issuance of 200,000 Units in this offering at an assumed offering price of $5.00 per share and the receipt by us of the net proceeds from this offering, then our as adjusted net tangible book value would have been approximately $1,001,551 or about $.5136 per share of common stock.

This represents an immediate increase in net tangible book value of about $0.30 per share to the existing stockholders and an immediate dilution of approximately $4.80 per share to the new investors purchasing shares in this offering. If less than the entire offering is sold, the dilution to new investors would be greater.

The following table explains the dilution of this offering, based upon various levels of shares sold.

Percentage of offering completed	25%	50%	100%
Units Sold	50,000	100,000	200,000
Offering price per share	$5.00	$5.00	$5.00
Net tangible book value per share before offering	0.0008	0.0008	0.0008
Increase per share due to offering	0.1389	0.2703	0.5128
As adjusted net tangible book value after offering	0.1397	0.2711	0.5136
Dilution per share of common stock to investors of offering	$4.86	$4.73	$4.49

The following tables summarize, as of January 31, 2012, the number and percentage of shares of common stock purchased from our company, the amount and percentage of the consideration paid and the average price per share paid by the existing stockholders and by new investors pursuant to this offering. The tables are based on sales of 25%, 50% and 100% of the shares offered. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering. The calculation below is based upon an initial public offering price of $5.00 per unit, before deducting the estimated offering expenses paid by us.

If we sell 25% of the offering- 50,000 units
			Total Consideration
Number	Shares Purchased	Percent	Amount	Percent	Average price per share
Existing stockholders	1,750,000	97.22%	$1,750	0.70%	$0.001
New investors	50,000	2.78%	$250,000	99.30%	$5.00
Total	1,800,000	100.00%	$251,750	100.00%

If we sell 50% of the offering- 100,000 units
			Total Consideration
Number	Shares Purchased	Percent	Amount	Percent	Average price per share
Existing stockholders	1,750,000	94.59%	$1,750	0.35%	$0.001
New investors	100,000	5.41%	$500,000	99.65%	$5.00
Total	1,850,000	100.00%	$501,750	100.00%

If we sell 100% of the offering- 200,000 units
			Total Consideration
Number	Shares Purchased	Percent	Amount	Percent	Average price per share
Existing stockholders	1,750,000	89.75%	$1,750	6.00%	$0.001
New investors	200,000	10.25%	$1,000,000	84.00%	$5.00
Total	1,950,000	100.00%	$1,001,750	100.00%

PLAN OF DISTRIBUTION

                The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the shares directly to investors through our officers and directors, who will offer the shares by prospectus filed with the SEC, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company. Officers and Directors may make sales, on our behalf and will be relying on the exemption provided by Rule 3(a)4-1 under the Securities  Exchange Act of 1934,  which permits him to sell securities under certain circumstances without registration as a securities broker.  Officers and Directors will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales. None of the Offices and Directors are  registered broker-dealers or  affiliates of a broker-dealer. Furthermore, Officers and Directors shall conduct his selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1,  in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1. Further, none of the Officers and Directors are  associated person of a broker or dealer.

                The offering will begin on the date of this prospectus and remain open until June 30, 2013 unless the maximum proceeds are received earlier or we decide to stop selling our securities.  We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.

                We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of shares subscribed.  We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

                The shares in this offering are being sold under a "best efforts, no minimum" basis.  Therefore, there is no requirement that we must sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of shares before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor will have no assurance that we will sell all or any part of the remaining shares offered.

DESCRIPTION OF SECURITIES BEING REGISTERED

The Company is registering 200,000 Units.  Each consists of one share of common stock, one Class A warrant which includes the right to purchase on share of common stock for $5.50 for the period ending one year from date of issue and one Class B warrant  with the right to purchase one share of common stock for $6.00 during the period ending three years from date of issue,  of New Global Energy, Inc.

Common Stock

The Company is a Wyoming corporation authorized to issue 100,000,000 common shares.   As of the date hereof, the Company has issued 1,700,000 common shares.   An additional 200,000 common shares are being registered hereunder as well as an additional 400,000 common shares underlying the Class A and Class B warrants which are included in the Units.  These shares underlying the warrants will be issued only upon the exercise of the warrants.

Warrants

Each Class A warrant will entitle the holder to purchase one share of our common stock upon payment of $5.50 prior to its expiration date. The expiration date and time of the Class A warrants will be 5:00 PM, EST,  ______, 2012 (one year from the effective date hereof) (“exercise period”).

Each Class B warrant will entitle the holder to purchase one share of common stock upon payment of $6.00 prior to the expiration date.  The expiration date and time of the Class B warrants will be 5:00 EST,  ______, 2012 (three years from the effective date hereof). (“exercise period”)

The Class A and Class B warrants are being registered in this offering, as are the shares which will be issued upon exercise of the warrants.

Commencing immediately, we may redeem your Class A and Class B warrants upon 30 days notice at $0.10  per warrant when the closing bid price of the common stock equals or exceeds $7.50 for 20 consecutive trading days ending three days prior to the mailing of the notice of redemption. Warrant holders will have the right to exercise their Class A warrants until the close of business on the date ﬁxed for redemption. If we redeem any of the Class A warrants, then we must redeem all of the warrants remaining unexercised at the end of the redemption period of the Class being redeemed.

            The exercise price of the warrants and the number of shares of common stock that may be issued  upon the exercise of the warrants will be adjusted upon the occurrence of speciﬁc events, including stock  dividends, stock splits, combinations or reclassiﬁcations of our common stock. An adjustment will also  be made in the case of a reclassiﬁcation or exchange of common stock, consolidation or merger other  than a consolidation or merger in which we are the surviving corporation, or sale of all or substantially  all of our assets, in order to enable warrant holders to acquire the kind and number of shares of stock or  other securities or property receivable in such event by a holder of the number of shares of common  stock that might otherwise have been purchased upon the exercise of the warrant.

            The warrants are in registered form and may be presented to the warrant agent for transfer,  exchange or exercise at any time on or prior to their expiration date, at which time they will be void and  have no value. If a market for the warrants develops, the holder may sell the warrants instead of  exercising them. There can be no assurance, however, that a market for the warrants will develop or, if  developed, will continue.

            The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus  covering the shares of common stock issuable upon exercise of the warrants, and such shares have been  registered, qualiﬁed or deemed to be exempt under the securities or blue sky laws of the state of  residence of the exercising holders of the warrants. Although we have undertaken to use our best efforts  to have all of the shares of common stock issuable upon exercise of the warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, there is no assurance that we will be able to do so.

            Although the securities will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualiﬁed for sale, investors in such jurisdictions may purchase warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the warrants are not so registered or qualiﬁed during the period that the warrants are exercisable. In such event, we would be unable to issue shares to those persons desiring to exercise their warrants, and  holders of warrants would have no choice but to attempt to sell the warrants in jurisdictions where such sale is permissible or allow them to expire unexercised.

The holder of any warrant may exercise the warrant by surrendering the warrant certiﬁcate to the warrant agent, with the subscription form properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price or value of the securities offered in this offering.

            We may without the consent of the holders of the warrant certiﬁcates, reduce the exercise price during all or any portion of the originally stated exercise period; or extend the period over which the warrants are exercisable beyond the exercise period, and increase or decrease the exercise price for any period the warrant exercise period is extended. In the case of the extension of the exercise period or a change in the exercise price, we must provide the the warrant holders of record notice of such extension of the exercise period, specifying, as the case may be, the time to which such exercise period is extended, and/or specifying the new exercise price and the periods for which such new exercise price is in effect, a reasonable time prior to the date such extension or new exercise price is to take effect, such reasonable time to be commercially reasonable and consistent with applicable securities laws and regulations.

            Holders of the warrants have no voting rights until such time as the warrants are exercised and  our underlying common stock is issued to the holder. Upon the issuance of our common stock to the holders of the warrants, the holders shall have the same rights as any other shareholder owning our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Services associated with this offering may be rendered by Perry Douglas West, Esq..   Mr.  West is a majority shareholder, officer and director of the Company.   Mr. West may be paid a fee for such services in  cash,  commensurate with fees normally charged for such services by other counsel.

BUSINESS

The Company

                 New  Global Energy, Inc. (“NGE” or the “Company”) is focused on the development of its Global Energy Plantation (“GEP”) using its Global Cell concept which combines alternative energy production, sustainable agriculture and aquaculture.   It uses non centralized power plants, primarily concentrated solar power (CSP),  Jatropha based biofuels and aquaculture operations to produce power for its own use and to feed into the power grid serving local power needs while producing farm grown fish and shrimp as food products.  NGE is a development stage company with executive offices located in Brevard County, Florida.  New Global Energy, Inc.  was organized on January 24, 2012.

The New Global Energy, Inc.  is pursuing a comprehensive business model which addresses the need to replace imported oil as an energy source.   NGE is dedicated to the development and application of advanced alternative energy technologies and sustainable agriculture and aquaculture. The goal is to focus on and develop sustainable technologies combining them into NGE’s Global Energy Plantation.  The key components of NGE’s arsenal are:  Jatropha-based biofuels,  solar photovoltaics, concentrated solar energy and synergistic  agriculture and aquaculture.

ENERGY CELL CONCEPT:

Each  GEP (Global Energy Plantation) is a stand-alone  “energy cell”where nothing enters the “cell wall” except sunlight, water, and feedstock (seeds & fish). The cell produces electrical power onsite which it feeds into the “net metering” grid. Onsite generated electricity powers all equipment, vehicles & pumps. Excess electricity is fed into the power Grid. Global Energy Plantations is designed as a “Zero Waste” operation.  All waste material is sequestered and used onsite:

•Fish tank effluent →Jatropha Irrigation & Fertilization

•Jatropha husk & shells →PelletizedFuels →external combustion generators

Organic Fertilizer

Organic Pesticide

Fish Feed from DeToxifiedpellets

•Aquaculture Products:

Fish Oil

Food Fish for market

Fish feed from processing wastes

•Value Chain Products:

Jatropha Cuttings, Seeds, Seedlings

•Value Chain Services:

Grower Purchase Contracts

Plantation Planning, Management & Operations

Harvesting, Processing, Energy Generation

In this sustainable symbiotic system, the plants feed the fish and the fish feed the plants.   Both plants and fish yield an organic oil which is used onsite to generate electricity. An array of  photovoltaic panels or concentrated solar system powers the entire plantation and feed in excess electricity into the power grid.

 Integration of Jatropha, Solar & Aquaculture

The  NGE  business model addresses the need to replace imported oil as an energy source.   The key components of NGE’s arsenal are all sustainable and renewable.    The Global Energy Plantation business model, described in this business plan explains how  these three energy components work symbiotically to contribute to an “energy cell” operation.   Each of the modules can be  implemented on  separate, non-contiguous sites , but will  work best when working in synergy on a single site.

Solar:

Electrical power is a primary product of the Global Energy Plantation.  Electricity, produced onsite from  photovoltaic arrays or concentrated solar systems is used during daylight hours,  to power all plantation operations including pumps, lighting and processing equipment.  In addition, onsite Diesel-powered generators, fueled by Jatropha, feed into the power grid  where it is “banked” under the “net metering” provisions established by the U.S. Energy Policy Act 2005 which requires all public electric utilities  to offer net metering on request to their customers.

Fuel:

Farmed Jatropha plantations will produce fuel oil from seeds and solid pelletized fuel from pressed seedcake. The fuel oil is extracted onsite and used to power SVO (Straight vegetable Oil) generators which “bank”electricity into the grid. The seedcake can also be used onsite as an organic pesticide and fertilizer for the Jatropha plants.  Additionally, detoxified seedcake, which has superior nutritional content to soybeans, can be utilized onsite as feed for the fish which we believe will reduce up to 40% of the cost of aquaculture which is feed. The Global Energy Plantation  will allow US aquaculture farmers to raise their own feedstock simultaneously in a symbiotic relationship with Jatropha  farming and intercropping, which will make US operations competitive again and create numerous ancillary income streams.

Fish:   Aquaculture operations yield a sustainable food source in an environment where live

catches decline each year. Processing the fish on site yields both a food fish product and   SFO (Straight Fish Oil) which can be used to power Diesel generators onsite and “bank” electricity into the grid.  Residue from fish processing is sun-dried and used as fish meal.  Fish oil can  also used in the nutritional industry. Effluent from the fish tanks and ponds are used to irrigate the Jatropha with a nutrient-rich broth of fertilizer.

OPERATING BUSINESS MODELS

Energy Plantation:

This model is operated on land that is either company-owned or leased. Any combination of the three energy modules (Jatropha Grove, Fish Farm or  solar array) can be utilized, but an efficiency in operations is realized when the modules are operating on contiguous parcels since the entire “energy cell” is based on a symbiotic relationship among its modules. In terms of infrastructure expense, there is an advantage to  build around an existing aquaculture operation with tanks and ponds in place. The Jatropha Grove can be planted anywhere that is well- drained, relatively level, and has adequate access to an irrigation source. The Solar Array needs only level ground with an unblocked line of sight to the sun.

Co-op:

The farmer / growers co-operative has been the primary business organization used world-wide by Jatropha developers from India to Oceania.  Since the co-op members continue to own their land, the company does not have the capital expense of buying or leasing land. The income to the company is based on providing plantation management services, nursery feedstock (seeds, cuttings, seedlings, and fry fish); both the co-op members and the company share product profits. The company will also provide mobile harvesting, processing and generating services. Co-Op members receive industry expertise, bulk buying power and a guaranteed market.

Franchise:

In geographic areas outside the United States, the company expects to offer a franchise or licensing operation  which will utilize the Global Energy Plantation model including the many of Management Services. NGE will also provide the franchisee with training,  seedstock, equipment and markets. The franchisee could be an investment group, a Co-Op or an individual large landholder.  This model is best suited to operations in Mexico, Central America, South America and the Caribbean.

Contract Grower:

 This cottage industry model is widely used in the poultry industry where large producers subcontract the husbandry of chickens. The company provides  chicks, feed and a purchase agreement; the grower provides housing, water and operations management.  When this model is implemented, NGE expects to contract with small growers who are willing to place a percentage of their acreage in Jatropha groves; the company will provide the cuttings / seedlings, help layout the grove, and provide their cultivation expertise. The grower may contract with NGE to provide either harvested Jatropha fruit or extracted Jatropha Oil.

Joint Ventures:

NGE may seek out joint venture partnerships whenever possible who are landholders, technology developers / owners and / or  investors who are dedicated to developing sustainable alternate fuels in or to increase the rate of growth of its business.

MARKET OPPORTUNITIES:

NGE has four  market opportunities: Electricity, Global Energy Plantations,  Plantation Management Services and Plantation Products.

Electricity:

A primary product of Global Energy Plantations is electricity. The primary market outside its own operation, is the existing power grid. The buyer, the major power companies, are mandated by The Energy Act of 2005, to provide “net metering” services to buy back electric power “banked” into the grid by independent producers.  Additionally NGE expects to negotiate “Power Purchase Agreements” with the utility companies. The sources of the electric power are independent  “energy cells” which use sustainable biofuels and solar power to generate the electricity onsite.

Global Energy Plantations:

The Secondary  market opportunity is in marketing the Global Energy Plantation concept to investors and landholders who recognize the value in implementing a  privately-owned sustainable “fuel cell”. The only limitations on siting the Global Energy Plantations are the climate, access to water, the proximity of the power grid and the availability of affordable land.   Once the Jatropha grove has been planted, it will bear fruit for more than 40 years. Annual Cuttings from the original trees will be propagated into “genetic clones” for future generations. The Company expects that solar power systems will continue to become less expensive and more productive and that genetically modified strains of fish and fish oil strains will increase food fish and fish oil yields.

Fish:

A primary cash crop grown on the plantation is food fish such as Talapia and catfish, which will be grown and processed onsite to meet market demands.   Additional products, based on market demand, could include shrimp.  Additionally,

Pellets:

The Company expects that as part of this concept, Jatropha-based products, including pellet fuels, organic fertilizers and organic pesticides will be packaged and sold through strategic partnerships with wholesale / retail distributors.

Seed-Stock: NGE expects to offer its Co-Op clients, franchisees and contract growers the best Jatropha cultivars that have been developed to increase fruit yield and oil content while  becoming increasingly drought and frost resistant.

Oils:

Value chain economics may reveal that the highest and best use for Jatropha Oil and Fish Oil will be as a feedstock for biodiesel.   Location and size of productive crops will determine whether the company processes the oil onsite in portable transesterfication plants, hauls the oil to a processing plants or simply wholesale the oil to a major biodiesel processor.

Geographic Markets:

The Company expects that its revenue stream will be based on marketing its business model of company-owned Plantations, Co-Ops, Franchised operations and Plantation Management Services. Company owned and operated plantations are best sited in South Florida, California, Arizona  and the Gulf Coast States.  Co-Ops and Franchise operations are currently working for Jatropha industry leaders in Asia, India and Oceania. Global should consider marketing Co-Ops and Franchises to Mexico, Central America, South America and the Caribbean.

MARKET FOR PRODUCTS & SERVICES:

Electricity:

The  primary market opportunity for NGE is to provide  electric power   generated  onsite from  both solar power systems and onsite diesel-powered  generators  fired by renewable, sustainable biofuel, Jatropha oil.

Food Fish:

The Company believes that the primary market advantaged aquaculture product in the US is the sale of live fish and shrimp, and non frozen fish fillets, limiting preferred geographic locations to those near major market areas where established markets now exist.  To the extent the market dictates,  the Company may enter the frozen fish fillet market, however, the company believes that frozen fish fillets imported from Asia currently provide a negative pricing effect on that product.

Jatropha Oil:

 The oil extracted from the kernels of the Jatropha seed by an expeller press, after filtering, can be burned  without any further processing in a Lister Diesel engine. The oil can also be used as the feedstock for bioDiesel after undergoing the transesterfication process. The waste product, glycerin, can be used to fire a glycerin-powered generator., or sold into the pharmaceutical industry.

Solid Fuel: The pressed seed cake, a byproduct of the oil extraction process, is continuously extruded from the expeller press as pellets, which can be used as a solid fuel to fire an external combustion engine. Steam engines, mini-turbines and  organic rankine cycle engines can all be used, on site, to contribute to power generation.

Fertilizer/ Pesticide: The seedcake pellets can also be used onsite as an organic fertilizer or an organic pesticide. External markets, off the plantation, exist for these organic products.

Fish Feed:   Jatropha seed cake which has been pressed into pellets can be detoxified, Using a process developed by the University of Hohenheim, to yield a feed with higher nutritional content than soybeans. This feed can be used onsite to supplement.

VALUE CHAIN ANALYSIS

Jatropha Cuttings: The Jatropha tree will continue to bear fruit for upwards of forty years. Annual pruning  after year one  will yield 30-50 cuttings per tree which are  currently valued at between $2 -$3 / cutting. The Costa Rica Seed Company claims to have sold 3,000,000 cuttings last year to growers in Central and Latin America. The cuttings which have a 95% germination rate,  will yield a harvest the first year. The use of “Auxins”, plant hormones which encourage rooting, sprouting and fruiting, will increase the yield.  Planted  cuttings   grow into a clone of the parent tree since there is no cross pollination involved. The advantage of using cuttings is their genetic uniformity, rapid establishment and early yield  Global intends to propagateand cultivate the genetically modified Jatropha cultivar JMax 100 developed by SG Biofuels which sequenced the Jatropha genome. SG Biofuels has also compiled a  germ plasm library  and its plant science team to help growers and breeders optimize selection for specific regional conditions, including climate and soil conditions. Global will either sell or provide 640 cuttings per acre for Co-Ops, Contract Growers and Franchise Operations.

Intercropping:  The trees on the Global Energy Plantation are planted on an 8’ x 8’ grid  and pruned to a height of  five feet allowing for mechanical harvesting and sufficient space for intercropping, or the planting of at least two bonus crops between the rows. An Australian Jatropha developer with plantations throughout Oceania has stated stated that intercrop planting is becoming a best-practice in large- scale biofuel agricultural  operations worldwide, providing significant additional revenue. It is currently planting  Stevia, a member of the sunflower family with origins in the Americas, which is said to be in strong demand from global food and beverage manufacturers as a natural low-calorie sweetener. Peppers  and tomatoes are routinely grown as an intercrop in India; food crops would be an ideal intercrop for plantations in Less Developed / Developing Countries (LDDC), Co-Ops and for small scale contract growers.   Oilseed crops, like soybeans and peanuts have also been utilized. Outside markets can be established for the intercrops or they can be processed on site into oils, feed and solid fuel biomass.

Jatropha Oil: Extracted and filtered Jatropha oil can be used to power SVO Diesels turning  a 100 Kw generator at a fuel consumption rate of 4.5 gallons / hour.   The Company believes that each mature Jatropha tree will yield 1+ gallons of oil after the third year. A one acre  grove of Jatropha will yield 640 gallons of oil, with a value of  $2,240 ($3.50 / gallon) and power the Diesels for 142 hours and generate 1.42 MW enough to power 1 home for a year. In Florida, Florida Power & light charges approximately  12¢/ kWh; one acre will generate $187 / month in electricity.(20 lbs of seeds = 1 gallon of oil)

Energy Plantation Management Services: The plantation management service sector of the global Jatropha industry is growing rapidly because several companies positioned themselves as expert plantation management services and charge 25% or more of the income derived from the plantation operations with minimal capital investment.    The Company expect to utilize this pricing structure for business arrangements where it provides these types of services.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

            The Company does not  currently have enough cash with which to execute our business plan. In the event we raise $375,000 from this offering it will satisfy our cash requirements for the next 12 months. With this minimum capital, we intend to complete the design of the Energy Cell Concept including specification of software and equipment,  site selection for the first energy cell operation and   website development used in conjunction with its operation.

            If we raise 25% of the maximum offering, or $150,000, we will be able to fully design and begin the equipment selection process for the Energy Cell and to develop the website associated with the Company.

            If we raise 50% of the maximum offering, or $375,000, we will be able to complete the design of the Energy Cell Concept including specification of software and equipment,  site selection for the first energy cell operation and   website development used in conjunction with its operation.

            If we raise 100% of the maximum offering, or $825,000, we will be able to install and Beta test our first Energy Cell.

           Because we are increasing the level of development of the first Energy Cell based upon the amount of money received there should not be a need to raise additional funds  within the first 12 months after this offering.  However, we are an early stage development company and expect to invest available capital in building the Company’s capital infrastructure.   As a result, we expect to have significant losses in the future.   We also expect to require a substantial amount of additional capital to expand our network beyond the initial stages.

            Regardless of the amount of proceeds from this offering, we do not expect any significant purchases of equipment other than business specific equipment or any significant changes in the number of employees, as we will utilize independent contractors, consultants, and other non-employee personnel.

The Company has entered into a Loan Agreement with Bio-Global Resources, Inc.,  a private unrelated company in the amount of $100,000 due January 20, 2014 with interest at the rate of 2.95% per annum.   As of January 31, 2012, the Company had drawn down less than 10% of the face amount of the Loan.    Bio-Global Resources, Inc. is entitled to convert any amounts outstanding on the loan after 180 days from January 2, 2012 into the Company’s common stock at the rate of $1.00 per share.  In addition, to the extent funds are drawn against this Loan Agreement,  Bio-Global Resources, Inc. is entitled pro rate to a number of warrants to purchase common shares at a price of $1.00 per share until January 20, 2015.   There is no assurance that the Company will draw down additional funds against this Loan Agreement or that they will be available if requested.

            We are not a "blank check" company as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, as we have a specific business plan or purpose and if the amounts set out above are raised,  we do not expect to merge with or acquire a private company to be used as a vehicle for a reverse acquisition in the next 12 months.

            We depend upon capital to be derived from this offering. There can be no assurance that we will be successful in raising the capital we require.

            We have not generated any revenue since our inception. We are considered to be a development stage company, and are dependent upon the raising of capital through placement of our securities. There can be no assurance that we will be successful in raising the capital we require through the sale of our securities.

Legal Proceedings

                The Company is not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

Executive officers, key employees and directors

                Currently, we have two part time employees John Potter who is President and Director and Perry West, who is Chairman and Vice President Sectretary..   In the future, we may add to our board. In general, the members of our board of directors will serve until the next annual meeting of stockholders, or until their successors have been elected. In general, the officers serve at the pleasure of the board of directors.

Our executive officers, key employee and director are:

The following is a brief description of the background of our sole officer-director and executive officer.

Name:	Age:	Position:
John Potter	68	President and Director
Perry D. West	64	Vice President, Secretary, and Chairman of the Board of Directors

    John Potter,  President and Director

 Mr. John Potter was appointed to our Board of Directors, effective July 23, 2011.  Mr. Potter was previously Chief Executive Officer of Med-Tech Systems International Inc., the nation's leading producer of clinical-grade personal air sterilization devices,.  His venture into the air sterilization field began in 1994 with his founding of Airtech International Corporation, a publicly traded company on NASDAQ. Mr. Potter began his business career with Xerox Corporation in where he advanced from sales analyst to federal government accounts manager. Concluding five successful years at Xerox, Potter joined Atlantic Pacific Leasing, a division of Wells Fargo Company. There, he progressed from director of the southern region to national sales manager. Potter has served on numerous Boards and has conducted seminars on global trade in Hong Kong and China. Prior to his business career Mr. Potter was an airborne infantry officer in the United States Army.

                Perry D. West, Vice President, Secretary and Chairman of the Board of Directors

                Mr. West has been Chairman and CEO of the Company since its inception.    Formerly, he  was  Chairman  and  Chief  Executive   Officer  of  Interactive Technologies Corporation, a NASDAQ listed technology company  developing interactive digital media and interactive television.  Earlier,  he served as Vice Chairman and Executive Vice President/General Counsel of American Financial Network, another NASDAQ company.   Mr. West was previously Chairman  of  the  Board and  Chief  Executive  Officer of

Cambridge Energy Corporation, a public Exploration and Production company;  he is a  former partner in the  consulting firm of  Cambridge  Equity, Inc.,   a Director of Black Dog Wireless LLC and HomePort International LLC.    Mr. West was admitted to the practice of law in Florida in 1974.  He was graduated with a Bachelor of Arts degree from The Florida State University in 1968 and with a Juris Doctorate degree from The Florida State University College of Law in 1974.  He was graduated from the Army Engineer Officer Candidate School and served as an officer with the United States Army Security Agency.

Executive Compensation

                We have made no provisions for cash compensation to our sole officer-director.

Employment Agreements

                We have not entered into an employment agreement with our sole employee, and employment arrangements are all subject to the discretion of our board of directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

                Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Nevada corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table presents certain information regarding beneficial ownership of our common stock as of January 30, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name	Number of shares of Common Stock	Percentage of voting control
Directors and Executive Officers

John Potter	750,000	42.85%
Perry West	1,000,000	57.15%

All Directors and Executive Officers as a group	1,750,000	100.00%

The address of the Company is 215 S. Riverside Drive, Suite 12, Cocoa, Florida  32922.

CERTAIN TRANSACTIONS

                In connection the organization of the Company issued 1,000,000 shares of restricted common stock to Perry West for $1,000.00 and 750,000 shares of restricted common stock to John Potter $750.00.

DESCRIPTION OF CAPITAL STOCK

                Our authorized capital stock consists of  100,000,000 shares of common stock, par value $0.0001 per share.   As of January 30, 2012,  there were 1,750,000 shares of our common stock issued and outstanding.  If all of the shares in this offering are sold, there will be 1,950,000 shares of common stock. If 25% of the offering is sold, there will be 1,800,000 shares of common stock outstanding. If 50% of the offering is sold, there will be 1,850,000 shares of common stock outstanding.   All material provisions of our capital stock are summarized in this prospectus. We have filed copies of these documents as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

                All holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. All common stockholders have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. All holders of common stock are entitled to receive dividends and other distributions when, as and if, declared by the board of directors out of funds legally available. Stockholders should not expect to receive any cash dividends on their shares in the foreseeable future.

                Upon our liquidation or dissolution, all holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after providing for each class of stock, if any, having preference over our common stock. Our common stockholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

                Our common stock has no preemptive rights. The absence of these rights could, upon our sale of additional shares of common stock, result in the dilution of each stockholder's percentage ownership. Preemptive rights generally are not used in modern corporations because they delay, complicate and increase the cost of financing by the sale of stock or convertible securities.

Lack of Trading Market for Securities

                Our common stock is not listed or quoted at the present time. Upon completion of this offering, we plan to obtain a sponsoring market maker to file Form 211 with the National Association of Securities Dealers ("NASD") for approval to have our securities quoted on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  Although the OTC Bulletin Board is not a stock exchange, but rather, a market maker driven quotation service, quotation on the OTC Bulletin Board would afford our shareholders the opportunity to sell their securities in a public market providing them with liquidity, though not comparable to the liquidity afforded to NASDAQ or exchange listed securities. Additionally, because OTC Bulletin Board stocks are usually not followed by analysts, there may be significantly lower trading volume than for NASDAQ-listed or exchange listed securities.

                We do not plan to take any steps to engage a sponsoring market maker any earlier than 60 days prior to the completion of the offering.  We believe that it will require at least 60 days to make application to have our securities quoted on the OTC Bulletin Board.  There is no assurance that we will be able to obtain a sponsoring market maker to file Form 211 and there is no assurance that if the Form 211 were filed that approval would be granted so that our securities would be permitted to trade on the OTC Bulletin Board. Therefore, there can be no assurance that a public market for our common stock and or our warrants will ever develop.  And, if a public market for shares of our common stock does develop, there can be no assurance that they can be resold at the offered price, or that a public market for our securities may be sustained even if developed.

Penny Stock Status

                If and when we create a market for our common stock, and if the market price of our common stock declines below $5.00, it will be considered a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This will make it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction:

•

to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives.

•

 to reasonably determine, based on that information, that transactions in penny stocks are suitable for the person.

•

that the person has sufficient knowledge and experience in financial matters.

•

 that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.

•

the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect  a  transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person.

•

the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

 After the account is opened, but prior to transaction:

•

the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

•

the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker-dealer, other than a person whose function is solely clerical or ministerial.

•

unless exempted by the rules, the broker or dealer is required to send to the customer a written statement containing the identity and number of shares or shares of each such security and the estimated market value of the security.

                Imposing these reporting and disclosure requirements on a broker or dealer makes it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers unless the broker or dealer complies with such requirements. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our securities.

PLAN OF DISTRIBUTION

                The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the shares directly to investors through our officers and directors, who will offer the shares by prospectus filed with the SEC, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company. Officers and Directors may make sales, on our behalf and will be relying on the exemption provided by Rule 3(a)4-1 under the Securities  Exchange Act of 1934,  which permits him to sell securities under certain circumstances without registration as a securities broker.  Officers and Directors will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales. None of the Offices and Directors are  registered broker-dealers or  affiliates of a broker-dealer. Furthermore, Officers and Directors shall conduct his selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1,  in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1. Further, none of the Officers and Directors are  associated person of a broker or dealer.

                The offering will begin on the date of this prospectus and remain open until June 30, 2013 unless the maximum proceeds are received earlier or we decide to stop selling our securities.  We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.

                We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of shares subscribed.  We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

                The shares in this offering are being sold under a "best efforts, no minimum" basis.  Therefore, there is no requirement that we must sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of shares before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor will have no assurance that we will sell all or any part of the remaining shares offered.

SHARES ELIGIBLE FOR FUTURE SALE

                Upon completion of this offering, we will have a maximum of 1,750,000 shares of issued and outstanding common stock.  The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate." "Affiliate" is defined by the Securities Act and specifies whether certain shares are subject to the resale limitations of Rule 144 promulgated under the Securities Act.

                Generally, shares of stock owned by insiders, officers, directors and those individuals who purchased shares in private transactions are restricted securities and may be sold under Rule 144, in brokerage transactions and or market maker transactions, after one year provided they comply with the Rule 144 volume limitations. Under Rule 144, sales in a three-month period are limited to an amount equal to the greater of either one percent of our issued and outstanding common stock or the average weekly trading volume of the common stock during the four weeks prior to such sale.

                There will be approximately 1,750,000 shares of stock that are restricted securities as that term is defined in Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of common stock.

LEGAL MATTERS

                Perry Douglas West, Esq. of  P.O. Box 427 , Cocoa, Florida  32923, our  counsel, will pass on the validity of the common stock  being offered by us.  Mr. West is an officer, director and major shareholder of the Company.

EXPERTS

                Michael F. Cronin, independent registered public accountant, has audited our financial statements to the extent and for the periods set forth in his report. Our financial statements are included in this prospectus in reliance upon his report, given upon his authority as an expert in accounting and auditing.

AVAILABLE INFORMATION

                We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

                The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's  public reference facilities at 100 F Street NE, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

  We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin
Certified Public Accountant
Orlando, Florida

Board of Directors and Shareholders
New Global Energy, Inc.
Cocoa, FL

I have audited the accompanying balance sheet of New Global Energy, Inc. as of January 31, 2012 and the related statements of operations, stockholders' equity and cash flows for the period of January 24, 2012 (inception) to January 31, 2012. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Global Energy, Inc. as of January 31, 2012 and the results of its operations, its cash flows and changes in stockholders' equity for the period of January 24, 2012 (inception) to January 31, 2012 in conformity with accounting principles generally accepted in the United States.

February 20, 2012

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
Orlando, FL

New Global Energy, Inc.
Balance Sheet
(A Development Stage Company)
January 31,
2012

Assets
Current assets
Cash	$6,750
Prepaid expenses	0
Total current assets	6,750

Total Assets	$6,750

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable-trade	$0
Accrued expenses	0
Due to related parties	199
Current portion of long term debt	0
Total current liabilities	199

Convertible note payable	5,000

Stockholders' Equity:
Common stock-100,000,000 authorized $0.0001 par value
1,750,000 issued & outstanding	175
Additional paid-in capital	1,575
Deficit accumulated during development stage	(199)
Total Stockholders' Equity	1,551

Total Liabilities & Stockholders' Equity	$6,750
See Summary of Significant Accounting Policies and Notes to Financial Statements.

New Global Energy, Inc.
Statement of Operations
(A Development Stage Company)	Inception (Jan 24, 2012) to Jan 31, 2012

Revenue	$0

Costs & Expenses:
General & administrative	199
Interest expense	0
Total Costs & Expenses	199

Loss from continuing operations before income taxes	(199)
Income taxes	0

Net Loss	($199)

Basic and diluted per share amounts:
Continuing operations	Nil
Basic and diluted net loss	Nil

Weighted average shares outstanding (basic & diluted)	1,750,000
See Summary of Significant Accounting Policies and Notes to Financial Statements.

New Global Energy, Inc.
Statement of Cash Flows
(A Development Stage Company)
Inception (Jan 24, 2012) to Jan 31, 2012

Cash flows from operating activities:
Net Loss	($199)
Adjustments required to reconcile net loss
to cash used in operating activities:
Expenses paid by related parties	199
(Increase) decrease in current assets	0
Increase (decrease) in accounts payable & accrued expenses	0
Cash used by operating activities:	0

Cash flows from financing activities:
Proceeds from issuance of common stock	1,750
Proceeds of convertible note advances	5,000
Cash generated by financing activities	6,750

Change in cash	6,750
Cash-beginning of period	0
Cash-end of period	$6,750
See Summary of Significant Accounting Policies and Notes to Financial Statements.

New Global Energy, Inc.
Statement of Stockholders' Equity
(A Development Stage Company)

	Common Stock
	Shares	Common Stock	Additional paid-in capital	Deficit Accumulated During Development Stage
Inception January 24, 2012	0	0	$0	$0
Stock issued for cash	1,750,000	175	1,575
Net Loss				(199)
Balance at January 31, 2012	1,750,000	175	$1,575	($199)
See Summary of Significant Accounting Policies and Notes to Financial Statements.

NEW GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

BACKGROUND AND
SIGNIFICANT ACCOUNTING POLICIES

JANUARY 31, 2012

The Company

Organizational Background:  New  Global Energy, Inc., a Wyoming corporation formed January 24, 2012 (“NGE” or the “Company”)  is focused on the development of it Global Energy Plantation (“GEP”) using its Global Cell concept which combines alternative energy production, sustainable agriculture and aquaculture.   It uses non centralized power plants, primarily concentrated solar power (CSP),jatropha based biofuels and aquaculture operations to produce power for its own use and to feed into the power grid serving local power needs while producing farm grown fish and shrimp as food products.  NGE is a development stage company with executive offices located in Brevard County, Florida.

Significant Accounting Policies

Basis of Presentation: The financial statements have been presented in a “development stage” format. Since inception, our primary activities have been raising of capital and obtaining financing. We have not commenced our principal revenue producing activities.

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment  New property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to employees and non-employees are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments.  Our primary type of share-based compensation consists of stock options. ASC 718 requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting.

ASC 718 also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, ASC 718 required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815,

Accounting for Derivative Financial Instruments.  This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Subsequent Events: Subsequent events have been evaluated up to and including the date at which the financial statements were available-February 20, 2012.

Fair Value of Financial Instruments: FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At January 31, 2012, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates

Fair Value Measurements: FASB ASC 820 defines fair value and establishes a framework for measuring fair value and establishes a fair value hierarchy which prioritizes the inputs to the inputs to the valuation techniques. Fair value is the price that would be received to sell an asset or amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

Fair Value Hierarchy

 FASB ASC 820  specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs), or reflect the Company’s own assumptions of market participant valuation (unobservable inputs). In accordance with FASB ASC 820, these two types of inputs have created the following fair value hierarchy:

•	Level 1 – Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities.
•

Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly.

•	Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

FASB ASC 820 requires the use of observable market data if such data is available without undue cost and effort.

Measurement of Fair Value

 The Company measures fair value as an exit price using the procedures described below for all assets and liabilities measured at fair value. When available, the Company uses unadjusted quoted market prices to measure fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use, where possible, current market-based or independently-sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation. Thus, an item may be classified in Level 3 even though there may be inputs that are readily observable. If quoted market prices are not available, the valuation model used generally depends on the specific asset or liability being valued. The determination of fair value considers various factors including interest rate yield curves and time value underlying the financial instruments.

Earnings per Common Share: We have adopted the provisions of ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized

Uncertain Tax Positions

The Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN No. 48”).  FIN No. 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements..

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate references to pre-codification standards.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

NEW GLOBAL ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2012

Note 1.	Income Taxes:

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. Our net operating loss carryovers incurred prior to 2008 considered available to reduce future income taxes were reduced or eliminated through our 2010 change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

We have a current operating loss carry-forward of $ 199. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

The Company is not under examination by any jurisdiction for any tax year.

Note 2. Commitments:

The Company is not a party to any leases and does not have any commitments

Note 3.	Stockholders' Equity:

 Common Stock

We are currently authorized to issue up to 100,000,000 shares of $ 0.0001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis..

Stock Options

There are no employee or non-employee options grants.

Note 4. Convertible Long-Term Debt:

On January 25, 2012, we issued a convertible promissory note in the amount of $100,000. The note bear interests at 2.95% per annum until paid or converted. Interest is payable upon the maturity date (January, 2014). The initial conversion rate is $1.00 per share (subject to standard anti-dilution provisions).  The note allows for incremental draws in order to meet future working capital demands. As of January 31, 2012 we had $95,000 in unused credit available for such purposes.

Possible events constituting default are as follows:

•

Failure to pay upon demand

•

If we make an assignment for the benefit of creditors

•

Bankruptcy or Insolvency

•

Any merger, liquidation, dissolution or winding up of business unless any successor expressly assumes the obligation

The convertible debt securities were issued with a non-detachable conversion feature and 200,000 detachable warrants. We evaluate and account for such securities in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments as amended.

The Company determined the relative fair value of the warrants was $0. We utilize the Black-Scholes option-pricing model to determine fair value of the note, conversion feature and warrants.  Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instrument's expected remaining life. Assumptions used in the initial valuation were dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.2% and an expected life of 3 years

In accordance with the FASB Emerging Issues Task Force (“EITF”) Issue No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF Issue No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” we determined that the convertible notes did not contains an embedded beneficial conversion feature. The effective conversion price exceeded the stock price on the valuation date.

Note 5. Related Party Transactions not Disclosed Elsewhere:

Due Related Parties: Amounts due related parties consist of corporate organization expenses paid prior to the establishment of a bank account. Such items totaled $199.

PART II

INFORMATION NOT  REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

                The estimated expenses payable by New Global Energy, Inc. in connection with the issuance and distribution of the securities being registered are as follows:

SEC registration fee	$ 378.18
Blue Sky fees and expenses	5,000
Legal fees and expenses	60,000
Accounting fees and expenses	5,000
Promotion and advertising expenses	2,000
Printing and engraving expenses	2,000
Transfer agent fees and expenses	12,000
Miscellaneous expenses	4,369

Total	$90,747.18

Indemnification of  Officers and Directors

                Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Wyoming corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

Recent Sales of Unregistered Securities

                In connection the organization of the Company, on January 25, 2012, we issued 1,000,000 shares of restricted common stock to Perry West for $1,000 and 750,000 shares of restricted common stock to John Potter for  $750.

Exhibits and Financial Statements

                Exhibits attached to this Registration Statement include:
                3(i) Articles of Incorporation
                3(ii)  By Laws
                5  Opinion of Legality
                23 Consents of Experts and Counsel
                                23.1         Michael Cronin, CPA
                                23.2         Perry Douglas West, Esq.

Undertakings

The undersigned registrant hereby undertakes:

            1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

            2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cocoa, Florida  on February 21, 2012.

By:

/S/ John Potter
_____________________________________

John Potter
Principal Executive Officer

Principal Financial Officer

In accordance with the Securities Act of 1933, this Form S-1 registration statement was signed by the following persons in the capacities and on the dates indicated.

 /S/ Perry Douglas West
_____________________________________
Perry Douglas West

Dated:   February 21, 2012

Exhibit 3 (i)   Articles of Incorporation

Exhibit 3 (ii)  ByLaws

BY-LAWS

of

NEW GLOBAL ENERGY, INC.

a Wyoming corporation

ARTICLE I

OFFICES

The registered office of the Corporation in the State of Wyoming shall be located in the City and State designated in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation").  The Corporation may also maintain offices at such other places within or without the State of Wyoming as the Board of Directors may, from time to time, determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meetings.  The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Section 2.  Special Meetings.  Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Wyoming.

Section 3.  Place of Meetings.  Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Wyoming as the Directors may from time to time fix.  If no designation is made, the Meeting shall be held at the Corporation's registered office in the State of Wyoming.

Section 4.  Notice of Meetings.

(a) Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, facsimile or email, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten nor more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.  Such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the share transfer records of the Corporation or to shareholder's current address, which the shareholder has delivered to the Corporation in a written notice or upon transmission by facsimile or email at the number or address on the books and records of the corporation or otherwise provided.

(b) Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to the shareholder at the shareholder's address as shown on the records of the Corporation and have been returned undeliverable.

Section 5.  Quorum.

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation, a quorum shall be present at all meetings of shareholders of the Corporation if the holders of shares representing a majority of the voting power entitled to vote at the meeting are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6.  Voting and Acting.

(a) Except as otherwise provided by law, the Articles of Incorporation, or these By-laws, action by the shareholders on a matter other than election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

(b) Except as otherwise provided by statute, the Articles of Incorporation, or these By-laws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 7.  Proxies.

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the shareholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact thereunto duly authorized in writing.  Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.  A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, or facsimile copy of the proxy shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder.  If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.  No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy.  Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.  If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if only one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8.  Action Without a Meeting.

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by a majority of the shareholders of the Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these By-laws, then that proportion of written consents is required.  Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

ARTICLE III

 BOARD OF DIRECTORS

Section 1.  Number, Term, Election and Qualifications.

(a) The Board of Directors of the Corporation shall consist of at least  (1) member, unless and until otherwise determined by vote of a majority of the entire Board of Directors.  The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation.  A Director need not be a shareholder of the Corporation unless the Articles of Incorporation or these By-laws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these By-laws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors.  Thereafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding their election, unless their terms are staggered in the Articles of Incorporation (so long as at least one-fourth in number of the Directors of the Corporation are elected at each annual shareholders' meeting) or these By-laws, or until such Director's prior death, resignation or removal.  Any Director may resign at any time upon written notice of such resignation to the Corporation.

(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation.  If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these By-laws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2.  Duties and Powers.

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Wyoming state law, in the Articles of Incorporation or by these By-laws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3.  Regular Meetings; Notice.

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Wyoming at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these By-laws with respect to special meetings, unless such notice shall be waived in the manner set forth in these By-laws.

Section 4.  Special Meetings; Notice.

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by Wyoming state law, written notice of special meetings shall be mailed directly to each Director, addressed to the Director at his or her residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to the Director at such place by telegram, or facsimile, or shall be delivered to the Director personally, not later than the day before the day on which the meeting is to be held.  If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid.  If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company.  If notice is given by facsimile, such notice shall be deemed to be delivered upon receipt of confirmation of transmission of the facsimile.  A notice, or waiver of notice, except as required by these By-laws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting.  Notice of any adjourned meeting shall not be required to be given.

Section 5.  Chairman.

The Chairman of the Board, if any and if present, shall preside at all meetings of the Board of Directors.  If there shall be no Chairman, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6.  Quorum and Adjournments.

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these By-laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists.  Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7.  Manner of Acting.

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these By-laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8.  Vacancies.

(a) Unless otherwise provided for by the Articles of Incorporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose, provided that whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these By-laws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9.  Resignation.

A Director may resign at any time by giving written notice of such resignation to the Corporation.

Section 10.  Removal.  Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of the shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her.  If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section 11.  Compensation.  The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12.  Committees.  Unless otherwise provided for by the Articles of Incorporation, the Board of Directors may, from time to time, designate from among its members one or more committees, and alternate members thereof as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these By-laws) as may be provided in such resolution.  Unless the Articles of Incorporation or By-laws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein.   Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Articles of Incorporation or these By-laws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV

OFFICERS

Section 1.  Number, Qualifications, Election and Term of Office.

(a) The Corporation's officers shall have such titles and duties as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws.  The officers of the Corporation shall consist of a president, secretary and treasurer, and also may include a chairman of the board, a chief executive officer, one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable.  Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2.  Duties and Powers.

(a)

Chairman of the Board.  The Chairman of the Board, if present, shall preside at all meetings of the Board and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.

(b)

Chief Executive Officer.  The Chief Executive Officer, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation.  He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors.  He shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  He shall be ex-officio a member of all the standing committees, if any, shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board, or the Board of Directors, or prescribed by these By-laws.

(c)

The President.  The President shall be the chief operating officer of the Corporation.  The President shall be responsible for the general management of the business and affairs of the Corporation, subject to the control of the Chairman of the Board, Chief Executive Officer and the Board of Directors, and shall have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, or the Board of Directors, or prescribed by these By-laws.

(d)

Chief Financial Officer:  The Chief Information Officer shall be responsible for financial reporting,  financial management and financial operation of the Company and shall have such powers and duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer or the Board of Directors, or prescribed by these By-Laws.

(e)

The Secretary.  Except as otherwise provided in these By-laws or as directed by the Board of Directors, the Secretary shall attend all meetings of the shareholders and the Board of Directors; shall record the minutes of all proceedings in books to be kept for that purpose; shall give notice of all meetings of the shareholders and special meetings of the Board of Directors; and shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any corporate instrument.  The Secretary shall have such other powers and duties as from time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, or the Board of Directors, or prescribed by these By-laws.

(f)

The Treasurer.  Subject to the control of the Board of Directors, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; shall perform all other duties incident to the office of treasurer; and shall have such other powers and duties as from time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, or the Board of Directors, or prescribed by these By-laws.

Section 3.  Resignation.  Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 4.  Removal.  Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 5.  Vacancies.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.  Bonds.  The Corporation may require any or all of its officers or agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 7.  Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V

SHARES OF STOCK

Section 1.  Certificates of Stock.

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation.  Whenever  any  certificate  is  countersigned  or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the  Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.  If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these By-laws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2.  Lost or Destroyed Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser;

(b) files with the Corporation a sufficient indemnity bond; and

(c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3.  Transfers of Shares.

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.  Record Date.

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action  requiring a determination  of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting,  or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.  If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5.  Fractions of Shares/Scrip.

The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided.  The scrip may contain any provisions or conditions that the Corporation deems advisable.  If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

ARTICLE VI

DIVIDENDS

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

(i) so authorized by the Articles of Incorporation;

(ii) a majority of the shareholders of the class or series to be issued approve the issue; or

(iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX

AMENDMENTS

Section 1.  By Shareholders.

All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by vote of the shareholders representing a majority of the voting power of the issued and outstanding stock entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 2.  By Directors.

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-laws of the Corporation.

ARTICLE X

WAIVER OF NOTICE

Whenever  any notice is required to be given by law, the Articles of Incorporation or these By-laws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

ARTICLE XI

INTERESTED DIRECTORS

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her or their  relationship  or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or

(d) the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

ARTICLE XII

ANNUAL LIST OF OFFICERS, DIRECTORS

AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Wyoming.  Such list shall be certified by an officer of the Corporation.

ARTICLE XIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify, defend and hold harmless the officers and directors of the Corporation to the fullest extent permitted by law  (as from time to time amended) provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, had no reasonable  cause to believe such person's conduct was unlawful.

To the fullest extent permitted by Law (as from time to time amended), the Corporation shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Adopted as of January 26, 2012

Attest:

______________________________

Director

 Exhibit 5.1

PERRY DOUGLAS WEST CHARTERED
Post Office Box 427
Cocoa, Florida  32923
321-636-5804
February 21, 2012

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

     RE:  Legal Opinion Pursuant to SEC Form S-1 Registration Statement – New Global Energy, Inc.

Ladies and Gentlemen:

     At your request, I am rendering this opinion in connection with a proposed issuance of 200,000 Units (the "Units") including 200,000 shares  of Common Stock, par value $0.0001 per share, which may be offered and issued at a price of $5.00 per Unit pursuant to a resolution of the Board of Directors of New Global Energy, Inc. (the "Company") authorizing such issuance in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") which the Company is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The shares are to be offered by the Company on a self-underwritten, best efforts no minimum basis.

     In my capacity as counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares.  Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

     In such examinations, I have assumed the following:

     (a)  The legal capacity of all natural persons;
     (b)  The authenticity and completeness of all instruments presented to me as original documents;
     (c)  The conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies;
     (d)  The genuineness of all signatures; and
     (e)  The truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

     In conducting my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

     Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered. I am of the opinion that any shares that may be issued pursuant to the offering have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefore in accordance with the terms of the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

     This opinion letter is limited to the status of the shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

     This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and I have assumed that at no future time would any such subsequent change of fact or law affect adversely my ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.  You are further advised that the undersigned is a shareholder, director and principal officer of the Registrant.

     I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus. In giving this consent, I do not hereby admit that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly,

Perry Douglas West

Exhibit 23.1

February 21, 2012

To Whom It May Concern:

The firm of Mike Cronin,  CPA, consents to the  inclusion of his report dated February 20,  2012 accompanying  the audited  financial  statements  of New Global Energy, Inc. as of January 31, 2012, in the Registration Statement on Form S-1, with the U.S.  Securities and Exchange  Commission,  and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

/s/ Mike Cronin
_________________

Mike Cronin, CPA

Exhibit 23.2  Consent of Perry Douglas West included in Exhibit 5.